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                         DLJ Investment Management Corp.
                                 277 Park Avenue
                                   24th Floor
                            New York, New York 10172

                                                               July __, 1999

DLJdirect Mutual Funds
277 Park Avenue
24th Floor
New York, New York  10172

Ladies and Gentlemen:

                  DLJ Investment Management Corp. (the "Adviser") hereby offers and agrees to purchase with respect to DLJdirect Technology Fund -- 5000 shares of common stock, and with respect to DLJdirect Growth Fund -- 5000 shares of common stock (the "Shares") at a price of $10.00 per share for an aggregate purchase price of $100,000. The Adviser acknowledges that the Shares are being purchased for the Adviser's own account and for investment purposes only and will be sold only pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or an exemption therefrom.

                                              Sincerely,

                                              DLJ INVESTMENT MANAGEMENT
                                              CORP.

                                              By: _____________________
                                                  Name:
                                                  Title:

                  DLJdirect Mutual Funds hereby accepts the Adviser's offer to purchase the Shares at a price of $10.00 per Share for an aggregate purchase price of $100,000.

DLJdirect MUTUAL FUNDS


By: _________________________
    Name:
    Title: